Exhibit 3.103

CERTIFICATE OF LIMITED PARTNERSHIP

OF

FAIRVIEW PARK, LIMITED PARTNERSHIP

To the Secretary of State

State of Georgia

The undersigned, pursuant to Section 14-9-201 of the Georgia Revised Uniform Limited Partnership Act, desiring to form a limited partnership under the laws of the State of Georgia, hereby certify that:

1. The name of the limited partnership is Fairview Park, Limited Partnership (the Partnership ).

2. The address of the registered office is 4845 Jimmy Carter Boulevard, Norcross, Georgia 30093 and the name and address of the initial agent for service of process required to be maintained by Section 14-9-104 are Corporation Service Company, 4845 Jimmy Carter Boulevard, Norcross, Georgia 30093.

3. The name and business address of the sole general partner of the partnership is Fairview Park GP, Inc., One Park Plaza, Nashville, TN 37203.

4. The undersigned is the sole general partner of the limited partnership.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership on this 4th day of April, 2000.

FAIRVIEW PARK GP, INC.,
the general partner

By:	/s/ John M. Franck II
John M. Franck II, Vice President